UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 8, 2019 (January 4, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2019, following the approval of the Board of Directors, with Mr. Burish abstaining, the Company and Mark Burish entered into a Promissory Note (the "Promissory Note") pursuant to which Mr. Burish purchased a 9.25% Promissiory Note for $1,000,000 in cash. The outstanding principal balance of the promissory note, plus any unpaid accrued interest shall be due and payable on January 4, 2020 or the following business day.

The foregoing description of the Promissory Note does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Promissory Note which is incorporated by reference into this Item 1.01 by reference to Exhibit 10.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Promissory Note between the Company and Mark Burish, dated January 4, 2019.

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Promissory Note between the Company and Mark Burish, dated January 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 8, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer